Exhibit 99.2

Presenters: Thomas R. Trotter President & CEO James T. Ryaby, Ph.D. Sr. V.P. of Research and Clinical Affairs Chief Technology Officer NasdaqNM: OLGC

Safe Harbor Statement Statements in this presentation regarding OrthoLogic's business that are not historical facts are forward-looking statements. These forward-looking statements are not guarantees of performance and actual results might differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements are described under "Risk Factors" in our 10-K and other reports filed with the Securities and Exchange Commission, which are available on OrthoLogic's website at www.orthologic.com.

OrthoLogic: Addressing Unmet Medical Needs Selected Goals: Cost-effective therapies that accelerate the body's own healing cascade Therapies that minimize co-morbidity Therapies that improve patient compliance to enhance outcomes

Regeneration - A New Era in Medicine Combines innovations in biotechnology with material sciences and tissue biology Utilizes the body's natural capacity to regenerate and repair itself. OLGC well positioned with Chrysalin(r) Product Platform: product candidates currently in human clinical trials OrthoLogic's product candidates are at the forefront of this emerging field of medicine

Chrysalin(r) (TP508) OrthoLogic's Core Product Platform Technology CAUTION: NEW DRUG - Limited by Federal Law to investigational use Invented by: Chrysalis BioTechnology, Inc. (CBI) Galveston, Texas OLGC Acquires CBI: Worldwide license for all indications for Chrysalin technology

Chrysalin Product Candidates Fracture Repair Spine Fusion Articular Cartilage Defect Repair Ligament Repair Tendon Repair Wound Healing Cardiovascular Dental

Chrysalin Market Opportunity

PRODUCT PLATFORM

$15-$18 Billion Worldwide* Market Opportunity by 2012

ORTHOPEDIC
Fracture Repair,
Spinal Fusion, Cartilage,
Ligament & Tendon Repair
«
~$15 Billion
Market Potential

NON-ORTHOPEDIC
Dermal,
Dental Bone,
Cardiovascular
«
~$3 Billion
Market Potential

* *Source: Frost & Sullivan*

ORTHOLOGIC®

OrthoLogic Today Drug-development company focused in a wide range of medical applications Broad product platform Approx. $115 million in cash at 6/30/04, no LT debt Projected '04 net cash burn: $20-$21 million

Chrysalin: The Molecule Thrombin TP508 23-Amino Acid Peptide Patented technology Fragment of Thrombin Produced synthetically at low cost Mimics part of thrombin response without blood clotting Accelerates the normal cascade of healing events

Chrysalin: Preclinical Summary Bone Models - Acceleration of healing Spinal Fusion Model - Induced dose-dependent bone formation and allograft resorption Cartilage Defect Model - Stimulation of healing in critical size defects Wound Healing - Acceleration of healing in normal and diabetic wounds Cardiovascular - Anti-restenosis and myocardial revascularization

Ongoing and Completed Human Clinical Trials Fracture Repair Spine Fusion Diabetic Ulcer

Phase 1/2 Fracture Trial Design Prospective, randomized, double blind, placebo controlled IND clinical trial 90 Patients in 7 US centers Unstable distal radius fractures in one limb Closed reduction by cast or by external fixation Treatment Groups: Chrysalin: 10 µg/ml, 1 ml (1 cc) Chrysalin: 100 µg/ml, 1 ml (1 cc) Placebo saline: 1 ml (1 cc) Single injection at time of fracture reduction (< 7 days post-fracture)

Extra-articular Fractures 4 Weeks Placebo 10µg TP508

Cortical Bridging - PA View Significant acceleration of time to cortical bridging

Phase 1/2 Fracture Trial Results Safety No adverse events related to Chrysalin Demonstrated preliminary efficacy of injectable formulation Provided data to design and power a Phase 3 trial

Phase 3 Fracture Trial Design Prospective, double-blind, randomized, placebo-controlled IND trial ~500 patients in 25-30 US centers Displaced and/or unstable distal radius fractures Single injection of Chrysalin at 10µg compared to placebo control Primary efficacy endpoint - time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal time to immobilization removal

Prospective, double-blind, randomized, placebo-controlled IND trial 500 subjects in 30-50 centers Displaced and/or unstable distal radius fractures Single injection of Chrysalin at 1 µg, 3 µg, 10 µg, or 30 µg compared to placebo control Primary efficacy endpoint - time to immobilization removal Enrollment Begins Fall 2004 Enrollment Begins Fall 2004 Phase 2b Fracture Trial Design

Phase 1/2 Spine Fusion Trial Design Phase 1/2 Spine Fusion Trial Design Prospective, randomized, multicenter IND clinical trial 7 centers active in US Enrollment truncated at 55 patients in March 2004 Only safety data will be used in FDA submissions

Phase 1/2 Diabetic Ulcer Trial Design Prospective, double- blind, randomized, placebo-controlled IND trial 60 patients; 4 centers Twice-weekly topical application of saline, 1µg Chrysalin, or 10µg Chrysalin Offloading and standard care for all patients

Kaplan-Meier Analysis of Time to 100% Wound Closure TOTAL TOTAL TOTAL MEDIAN TIME TREATMENT PATIENTS HEALED CENSORED (DAYS) Saline 13 4 9 Not reached 1 mcg 12 9 3 94 10 mcg 10 7 3 71.5 1 or 10 mcg 22 16 6 94 Log-Rank P-Values: Saline vs. 1 mcg: 0.1071 Saline vs. 10 mcg: 0.0333 Saline vs. 1 or 10 mcg: 0.0403 1 mcg vs. 10 mcg: 0.3440

Phase 1/2 Diabetic Ulcer Trial Results No drug-related adverse events Trend for dose-dependent effect on 20-week closure and reduced time to closure Significant effects in foot ulcer sub-population Increased 20-week closure (72% vs. 33%, p =0.05) Cut median time to closure in half (p=0.033) Increased probability of 60- day closure from 25% to over 60%

Scientific Conclusions Well-understood method of action Effective in many animal models Excellent safety profile to date and promising preliminary efficacy in human clinical trials CAUTION: NEW DRUG - Limited by Federal Law to investigational use

Product Pipeline - Orthopedic DEVELOPMENT PHASE NDA Filing Market Phase 3 Phase 1/2 Pre-clinical Studies Pre-clinical Planning Fracture Repair Spine Fusion Cartilage Repair Ligament & Tendon Repair INDICATION IND

Product Pipeline - Non-Orthopedic DEVELOPMENT PHASE NDA Filing Market Phase 3 Phase 1/2 Pre-clinical Studies Pre-clinical Planning Diabetic Foot Ulcers Dental Bone Repair Acute/Surgical Wound Repair Myocardial Revascularization INDICATION IND

OrthoLogic's Projected Milestones Complete patient enrollment in Phase 3 Fracture Repair Trial Submit IND for Cartilage Defect Repair human clinical trial Integrate CBI acquisition and prioritize strategic R&D program CAUTION: NEW DRUG - Limited by Federal Law to investigational use

Investment Considerations Diversified product candidate pipeline addresses $15+ billion potential market First-to-market drug potential for acceleration of fracture repair Unique cartilage repair product candidate could enter human clinical trial in 2005 Highly experienced senior management and scientific research teams Healthy cash position provides funding for clinical development program Strong IP position broadens strategic options